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FOR IMMEDIATE RELEASE
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Contact: Phillip C. Hermann
Tel: (310) 444-3300
Email: phermann@youbet.com

YOUBET.COM, INC. AND STATION CASINOS, INC. ANNOUNCE PARTNERSHIP
TO OFFER NEVADA RESIDENTS IN-HOME INTERACTIVE SPORTS WAGERING

JUNE 9, 1999 - LOS ANGELES, CA - Youbet.com, Inc. (OTCBB:UBET) and Station Casinos, Inc. (NYSE:STN) announced today that they have signed a letter of intent to jointly offer in-home interactive race and sports wagering to Nevada residents. The new venture will be owned on a 50/50 basis by Youbet.com and Station Casinos. Youbet.com will adapt its proprietary software and technology and license it on a non-exclusive basis to the new venture. Station Casinos will fund a portion of Youbet.com's software development cost and contribute to funding the new venture's advertising and other costs. The new venture is subject to execution of definitive agreements, and its services will be offered only after obtaining all required regulatory approvals, including the approval of the Nevada gaming authorities.

The service, which will be available exclusively to Nevada residents, is targeted for release on personal computers during the second quarter of 2000. It is anticipated that the service will allow subscribers to place wagers on sporting events at Station Casinos using their personal computers and the You Bet Network.

Robert M. Fell, Youbet.com's Chairman and Chief Executive Officer, said:
"We are very pleased about our Nevada partnership with Station Casinos. This will allow us to broaden our expertise outside of horse racing. It is an important step in our expansion into worldwide sports wagering."

Youbet.com also agreed to grant Station Casinos a 5-year warrant to purchase 100,000 shares of Youbet.com common stock at an exercise price of $19.50 per share, Additionally, Station Casinos has agreed to purchase shares in Youbet.com's pending underwritten public offering at an aggregate cost of $2,000,000.

A registration statement and an amendment to the registration statement relating to Youbet.com's pending underwritten public offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall

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not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or other jurisdiction.

Station Casinos is a multi-jurisdictional gaming company that owns and operates the Palace Station Hotel & Casino, the Boulder Station Hotel & Casino, the Texas Station Gambling Hall & Hotel and the Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Sunset Station Hotel & Casino in Henderson, Nevada, as well as slot machine route management services in Clark County, Nevada. Station Casinos also owns and operates Station Casino St. Charles, a gaming and entertainment facility in St. Charles, Missouri and Station Casino Kansas City, a gaming and entertainment facility in Kansas City, Missouri.

Youbet.com announced in 1998 the public release of the You Bet Network, the only interactive online horse racing network in the U.S. Youbet.com provides members the ability to watch and wager on a wide selection of coast-to-coast thoroughbred and standard-bred horse racing, via its exclusive private closed loop network. Members have 24 hour access to the network's features, including live racing from a choice of more than 28 racetracks across the country, commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, and value-added handicapping products.

Youbet.com is a Los Angeles-based interactive technology company that facilitates live events and is focused on content development, network deployment and management services via a cross-platform environment.

For further information, visit http://www.youbet.com or contact Phillip C. Hermann, Executive Vice President and Chief Financial Officer of Youbet.com at (310) 444-3300. To subscribe to the You Bet Network, call 1-888-YOUBET-8.

Note: This release contains forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, licensing and other risks, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in Youbet.com's filings with the Securities and Exchange Commission. The actual results that Youbet.com achieves may differ materially from any forward-looking statements due to such risks and uncertainties. Youbet.com undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that many arise after the date of this release. You Bet is a registered trademark of Youbet.com, Inc. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.


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